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                                                                   EXHIBIT 10.31


                 STANDARD INDUSTRIAL/COMMERCIAL LEASE AGREEMENT

1.      BASIC PROVISIONS ("BASIC PROVISIONS").

        1.1. PARTIES. This Lease ("LEASE"), dated for reference purposes only March 29, 1999, is made by and between J. Douglas Finney, an individual; James
L. Sammet; Trustee of the James L. Sammet Family Trust Dated 11/8/96; and Clay DelSecco and Carol DelSecco, Trustees of the DelSecco Revocable Trust Dated 12/16/87 (collectively "LANDLORD") and INTUIT Inc., a Delaware corporation ("TENANT"), (collectively the "PARTIES," or individually a "PARTY").

        1.2. PREMISES. That certain real property, including all improvements therein or to be provided by Landlord under the terms of this Lease, and commonly known as 2632 Marine Way, Mountain View located in the County of Santa Clara, State of California and generally described as an approximately rentable 17,250 square foot single story building on approximately 1.44 acres of land and further described as Santa Clara County Tax Assessor's Parcel No. 116-02-067 ("PREMISES"). (See also Paragraph 2)

        1.3. TERM. Six 6 years and zero (0) months ("ORIGINAL TERM") commencing Two (2) months after Landlord delivers possession of the Premises to Tenant free of Sun Microsystems' occupancy ("COMMENCEMENT DATE") which delivery of possession is estimated to be approximately May 1, 1999 ("Scheduled Delivery Date") and which Commencement Date is estimated to be July 1, 1999 ("Scheduled Commencement Date"). In no event, however, shall the Commencement Date be any earlier than July 1, 1999. (Landlord shall endeavor to give Tenant thirty (30) days' prior written notice of Sun Microsystems' projected surrender date.) The "EXPIRATION DATE" shall be that date which is six (6) years following the Commencement Date. (See also Paragraph 3 and the Paragraphs 52 and 53 regarding Tenant's options to extend the term.) When the Commencement Date is determined, the parties shall execute a memorandum confirming both the Commencement Date and Expiration Date.

        1.4. EARLY POSSESSION. Upon Sun Microsystems' vacating the Premises ("EARLY POSSESSION DATE"). (See also Paragraphs 3.2 and 3.3)

        1.5. BASE RENT. Tenant agrees to pay to Landlord and Landlord agrees to accept as Base Rent for the leased Premises, the total sum of Two Million Three Hundred Eighteen Thousand Eight Hundred Seventy Seven & 84/100 ($2,318,877.84) dollars, payable as follows:

        The sum of $16,387.50 payable each month from Commencement Date through the end of the twelfth month thereafter.


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        The sum of $16,961.06 payable each month for months 13 and 14 of the
        Original Term.

        The sum of $22,994.12 payable for month 15 of the Original Term.

        The sum of $33,922.12 payable each month for months 16 through 24 of the Original Term.

        The sum of $35,109.39 payable each month for months 25 through 36 of the Original Term.

        The sum of $36,338.22 payable each month for months 37 through 48 of the Original Term.

        The sum of $37,610.05 payable each month for months 49 through the Expiration Date.

Full monthly Base Rent is due in advance on the first day of each calendar month commencing on the Commencement Date. (See also Paragraph 4).

        1.6. BASE RENT PAID UPON EXECUTION. Sixteen Thousand Three Hundred Eighty Seven & 50/100 ($16,387.50) dollars as Base Rent for the first month of the Lease Term.

        1.7. SECURITY DEPOSIT. Zero (0) dollars ("SECURITY DEPOSIT"). (See also Paragraph 5)

        1.8. AGREED USE. General office, research and development, telemarketing and other legal uses permitted by zoning (See also Paragraph 6)

        1.9. INSURING PARTY. Landlord is the "INSURING PARTY" unless otherwise stated herein. (See also Paragraph 8)

        1.10. REAL ESTATE BROKERS. (See also Paragraph 15)

                (a) REPRESENTATION. The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction (check applicable boxes):

X  Cornish & Carey Commercial represents Landlord exclusively
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("LANDLORD'S BROKER");

X  The Staubach Company represents Tenant exclusively ("TENANT'S BROKER"); or
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X                       represents both Landlord and Tenant ("Dual Agency").
-----------------------

                (b) PAYMENT TO BROKERS. Upon execution and delivery of this Lease by both Parties, Landlord shall pay to the Broker the fee agreed to in their separate written agreement [or if there is no such agreement, the sum of One Hundred Twenty Seven Thousand Six Hundred Twenty Eight & 30/100 ($127,628.30 dollars split 50% & 50% between the two above named real estate brokers for the brokerage services rendered by said Brokers].

        1.11. GUARANTOR. The obligations of the Tenant under this Lease are to be guaranteed by N/A ("GUARANTOR"). (See also Paragraph 37)

2.      PREMISES.

        2.1. LETTING. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating rental, is an approximation which the Parties agree is reasonable and the rental based thereon is not subject to revision whether or not the actual size is more or less.

        2.2. CONDITION. Except as otherwise provided herein, Tenant agrees to take possession of the Premises in their "As Is" condition, with all faults and without any obligation whatsoever on Landlord's part to construct or install any tenant improvements or other alterations, additions or improvements to the Premises, or to reconfigure, remodel, paint or perform other work in or to the Premises in connection with Tenant's occupancy thereof.

        2.3. ACKNOWLEDGMENTS. Tenant acknowledges that: (a) it has been advised by Landlord and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems and security; and their suitability for Tenant's intended use,
(b) Tenant has made such investigation as it deems necessary with reference to such matters and, subject to Paragraphs 7.2 and 55.1 below, assumes all responsibility therefor as the same relate to its occupancy of the Premises, and
(c) neither Landlord, Landlord's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Landlord acknowledges that: (a) Broker has made no representations, promises or warranties concerning Tenant's ability to honor the Lease or


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suitability to occupy the Premises, and (b) it is Landlord's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

3.      TERM.

        3.1. TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

        3.2. EARLY POSSESSION. If Tenant totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent and Real Property Taxes shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay insurance premiums and, subject to Paragraph 7.2 below, to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

        3.3. DELAY IN POSSESSION. Landlord agrees to use commercially reasonable efforts to deliver possession of the Premises to Tenant by the Scheduled Delivery Date. If, despite said efforts, Landlord is unable to deliver possession of the Premises to Tenant by the Scheduled Delivery Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Tenant shall not, however, be obligated to pay Rent or perform its other obligations until it receives possession of the Premises. If possession is not delivered within one (1) month after the Scheduled Commencement Date, Tenant may, at its option, by notice in writing within ten
(10) business days after the end of such one-month period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Landlord within said ten (10) business day period, Tenant's right to cancel shall terminate. If possession is not delivered within three (3) months after the Scheduled Commencement Date, Tenant may, at its option, by notice in writing within ten (10) business days after the end of such three (3) month period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Landlord within said ten (10) business day period, Tenant's right to cancel shall terminate.

        3.4. TENANT COMPLIANCE. Landlord shall not be required to tender possession of the Premises to Tenant until Tenant complies with its obligation to provide evidence of insurance (Paragraph 8.5).

4.      RENT.

        4.1. RENT DEFINED. All monetary obligations of Tenant to Landlord under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("Rent").


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        4.2. PAYMENT. Tenant shall cause payment of Rent to be received by
Landlord in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one
(1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Landlord at its address stated herein or to such other persons or place as Landlord may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Landlord's rights to the balance of such Rent, regardless of Landlord's endorsement of any check so stating.

5.      SECURITY DEPOSIT. Tenant is not required to pay a Security Deposit.

6.      USE.

        6.1. USE. Tenant shall use and occupy the Premises only for the use specified in Paragraph 1.8 above ("Agreed Use"), or any other legal use which is reasonably comparable thereto, and for no other purpose. Tenant shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties.

        6.2. HAZARDOUS SUBSTANCES.

                (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Tenant shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Landlord and timely compliance (at Tenant's expense) with all Applicable Requirements. "Applicable Requirements" shall mean all statutes, ordinances, rules and regulations of governmental authorities and all recorded covenants, conditions, restrictions and equitable servitudes affecting the Premises. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable


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Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, including, without limitation, toner and other materials used for photocopy machines, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or requiring or increasing the Security Deposit.

                (b) DUTY TO INFORM LANDLORD. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

                (c) TENANT REMEDIATION. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease by or for Tenant.

                (d) TENANT INDEMNIFICATION. Tenant shall indemnify, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, costs, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant. Tenant's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. NO TERMINATION, CANCELLATION OR RELEASE AGREEMENT ENTERED INTO BY LANDLORD AND TENANT SHALL RELEASE TENANT FROM ITS OBLIGATIONS UNDER THIS


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LEASE WITH RESPECT TO HAZARDOUS SUBSTANCES, UNLESS SPECIFICALLY SO AGREED BY
LANDLORD IN WRITING AT THE TIME OF SUCH AGREEMENT.

                (e) INVESTIGATIONS AND REMEDIATIONS. Landlord shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Commencement Date. Tenant shall cooperate fully in any such activities at the request of Landlord, including allowing Landlord and Landlord's agents to have reasonable access to the Premises at reasonable times in order to carry out Landlord's investigative and remedial responsibilities.

                (f) LANDLORD INDEMNIFICATION. Landlord shall indemnify, defend and hold Tenant, its agents, employees and lenders harmless from and against any and all damages, liabilities, judgments, claims, costs, expenses, penalties and attorneys' and consultants' fees arising out of or involving any Hazardous Substance affecting the Premises and not caused to be located on or about, or otherwise brought onto, the Premises by or for Tenant. Landlord's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by a party other than Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

        6.3. TENANT'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, including, without limitation, Paragraph 7.2 below, Tenant shall, at Tenant's sole expense, fully, diligently and in a timely manner, comply with all Applicable Requirements and the reasonable requirements of any applicable fire insurance underwriter or rating bureau which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Commencement Date. Tenant's obligation to comply with Applicable Requirements shall include the obligation, at Tenant's sole cost, to make any alterations, additions or improvements to the Premises required by Applicable Requirements, whether by reason of Tenant's use or change in use of the Premises or by reason of any improvements to the Premises made by Tenant. Tenant shall, within ten (10) business days after receipt of Landlord's written request, provide Landlord with copies of all permits and other documents, and other information evidencing Tenant's compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Tenant or the Premises to comply with any Applicable Requirements.

        6.4. INSPECTION; COMPLIANCE. Landlord and Landlord's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times upon not less than


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48 hours' advance notice delivered during regular business hours, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease. The cost of any such inspections shall be paid by Landlord, unless a material violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Tenant shall upon request reimburse Landlord for the reasonable cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.

7.      MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND
        ALTERATIONS.

        7.1. TENANT'S OBLIGATIONS.

                (a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 6.3 (Tenant's Compliance with Applicable Requirements), 6.3(f) (Landlord Indemnification), 7.2 (Landlord's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Tenant shall, at Tenant's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Tenant shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

                (b) SERVICE CONTRACTS. Tenant shall, at Tenant's sole expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) fire extinguishing systems, including fire alarm and/or smoke detection,


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(iii) landscaping and irrigation systems, (iv) roof covering and drains, (v)
driveways and parking lots, and (vi) any other equipment, if reasonably required by Landlord.

                (c) REPLACEMENT. Subject to Tenant's indemnification of Landlord as set forth in Paragraph 8.7 below and except as otherwise provided in this Paragraph 7.1(c), and without relieving Tenant of liability resulting from Tenant's failure to perform its obligations under this Lease, if during the term of this Lease, as the same may be extended, any of the components of the Premises described in Paragraph 7.1(a) above (including, without limitation, the roof and the electrical, mechanical, plumbing and HVAC systems) cannot be repaired, in Landlord's reasonable judgment, then such components of the Premises shall be replaced by Landlord or, at Landlord's direction, by Tenant, and in any event the cost thereof shall be paid by Tenant. Notwithstanding the foregoing, if the electrical switch panel is required to be replaced, as reasonably determined by Landlord, Landlord shall pay for such replacement. Tenant shall reimburse Landlord 1/25th of the cost of the electrical switch panel replacement for each full year of occupancy, during the term of this Lease, as the same may be extended, (as to any year of occupancy less than one year, such annual cost shall be appropriately prorated as reasonably determined by Landlord) after the electrical switch panel has been replaced. In addition, notwithstanding the foregoing, in the event that Landlord shall require the capital replacement of any component of the Premises, other than the roof and the electrical, mechanical, plumbing and HVAC systems (the entire cost of which shall be paid by Tenant when incurred by Landlord or Tenant, as applicable), Landlord shall cause such capital replacement to be made and Landlord's cost thereof, together with interest thereon at a per annum interest rate equal to the "reference rate" of Bank of America, NT & SA, plus two (2) percent, shall be amortized over the useful life of such capital replacement as reasonably determined by Landlord in accordance with generally accepted accounting principles. Tenant shall pay to Landlord annually within thirty (30) days following receipt of written demand the annual amortized amount of such capital replacements each year during the term of this Lease, as the same may be extended.

        7.2. LANDLORD'S OBLIGATIONS. Subject to the provisions of Paragraphs 2.2 (Condition), 7.1(c) (Replacement), 9 (Damage or Destruction), 14 (Condemnation) and 55.1 (Landlord's Work), and subject to the provisions of this Paragraph 7.2, it is intended by the Parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Tenant. Notwithstanding the foregoing, Landlord, at Landlord's expense, shall maintain the structural components of the Premises, including the foundations, roof structure and exterior and shear walls, the domestic water and electrical systems from the street to the point of entry to the Premises, and the fire system from the street to the PIV valve to the point of entry to the Premises. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to


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maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

        7.3. UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

                (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Tenant's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "TENANT OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Tenant that are not yet owned by Landlord pursuant to Paragraph 7.4(a). Subject to Tenant's rights under Paragraph 55.2 below, Tenant shall not make any Alterations or Utility Installations to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon not less than ten
(10) days' prior written notice to Landlord, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during Original Term of this Lease does not exceed $50,000 in the aggregate or $10,000 in any one year, and for like amounts for each five (5) year Lease Renewal Term.

                (b) CONSENT. Any Alterations or Utility Installations that Tenant shall desire to make and which require the consent of the Landlord shall be presented to Landlord in written form with detailed plans. Consent shall be deemed conditioned upon Tenant's: (i) acquiring all applicable governmental permits, (ii) furnishing Landlord with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility installations shall be performed in a workmanlike manner with good and sufficient materials. Tenant shall promptly upon completion furnish Landlord with as-built plans and specifications where appropriate.

                (c) INDEMNIFICATION. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein, and shall indemnify, defend and hold Landlord harmless with respect thereto. Tenant shall give Landlord not less than ten (10)


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days' notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility. If Tenant shall contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend and protect itself, Landlord and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If the amount in dispute exceeds $50,000, and if Landlord shall require, Tenant shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Landlord against liability for the same. If Landlord elects to participate in any such action, Tenant shall pay Landlord's reasonable attorneys' fees and costs.

        7.4. OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

                (a) OWNERSHIP. Subject to Landlord's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Tenant shall be the property of Tenant, but considered a part of the Premises. Upon installation, the roof shall be deemed owned by the Landlord. Landlord may, at any time, elect in writing to be the owner of all or any specified part of the Tenant Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Tenant Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Landlord and be surrendered by Tenant with the Premises.

                (b) REMOVAL. By delivery to Tenant of written notice from Landlord not later than one hundred eighty (180) days prior to the end of the term of this Lease, Landlord may require that any or all Tenant Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease; provided, however, that Landlord shall not have the right to require that Tenant remove any non-structural Alterations or Utility Installations at the end of the term of this Lease if Landlord shall have approved such non-structural Alterations or Utility Installations and shall not have advised Tenant that Landlord would require their removal. Landlord may require the removal at any time of all or any part of any Tenant Owned Alterations or Utility Installations made without the required consent of Landlord.

                (c) SURRENDER/RESTORATION. Tenant shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Tenant shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for


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Tenant, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Tenant. Trade Fixtures shall remain the property of Tenant and shall be removed by Tenant. The failure by Tenant to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Landlord shall constitute a holdover under the provisions of Paragraph 26 below.

8.      INSURANCE; INDEMNITY.

        8.1. PAYMENT FOR INSURANCE. Tenant shall pay for all insurance required under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Landlord under Paragraph 8.2(b) in excess of $3,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Tenant to Landlord within thirty (30) days following receipt of an invoice.

                8.2. LIABILITY INSURANCE.

                (a) CARRIED BY TENANT. Tenant shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Tenant and Landlord against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $3,000,000 with an "ADDITIONAL INSURED-MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and contain the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance carried by Tenant shall be primary to and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only. Notwithstanding the provisions of this Paragraph 8, Tenant shall be allowed to self-insure the losses and risks for which Tenant is obligated to maintain insurance under this Paragraph 8, except the property insurance required under Paragraph 8.3(a), provided Tenant maintains a net worth of not less than One Hundred Million Dollars ($100,000,000). As a condition to Tenant's right to self-insure, Tenant shall provide Landlord with its most recent annual and/or quarterly reports showing that Tenant satisfies the foregoing financial threshold. All such reports shall have been certified by Tenant's chief financial officer (or officer with equivalent knowledge and authority) to be a materially accurate reflection of Tenant's net worth and financial condition as of the date of presentation of such reports to Landlord.

                (b) CARRIED BY LANDLORD. Landlord, at its sole cost, shall have the right to maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Tenant. Tenant shall not be named as an additional insured therein.

        8.3. PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

                (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force a policy or policies of "special form" property insurance in the name of Landlord, with loss payable to Landlord, any ground lessor, and to any Lender(s) insuring loss or damage to the Premises. Within thirty (30) days following receipt of written demand by Landlord, Tenant shall reimburse Landlord for cost of such insurance. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Landlord is the Insuring Party, however, Tenant Owned Alterations and Utility Installations, Trade Fixtures, and Tenant's personal property shall be insured by Tenant under Paragraph 8.4 rather than by Landlord. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage including earthquake (except the perils of flood unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $25,000 per occurrence, except earthquake which shall be five percent (5%) of Replacement Cost (as defined below) or more, and Tenant shall be liable for such deductible amount in the event of an Insured Loss. Alternatively, Tenant shall have the right to maintain such property insurance described in this paragraph, at Tenant's sole cost and expense, upon not less than thirty (30) days prior written notice to Landlord, provided that all requirements of this paragraph and Paragraph 8.5 below are met, except that Tenant may provide the inflation guard protection on a blanket basis with a limit of insurance equal to an amount of, at a minimum, one hundred ten percent (110%) of the value of the Premises, with a deductible amount not to exceed $25,000 per occurrence. If Tenant shall elect to carry such property insurance, Landlord shall have the right to require that Tenant, at its sole cost and expense, shall also carry the rental value insurance described in subparagraph (b) below.

                (b) RENTAL VALUE. The Insuring Party shall obtain and keep in force a policy or policies in the name of Landlord with loss payable to Landlord and any Lender, insuring the loss of the full Rent for one (1) year. Upon demand by Landlord, Tenant shall reimburse Landlord for cost of such insurance. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Tenant, for the next twelve (12) month period. Tenant shall be liable for any deductible amount in the event of such loss.

        8.4. TENANT'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

                (a) PROPERTY DAMAGE. Tenant shall obtain and maintain insurance coverage on all of Tenant's personal property, Trade Fixtures, and Tenant Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $25,000 per occurrence. The proceeds from any such insurance shall be used by Tenant for the replacement of personal property, Trade Fixtures and Tenant Owned Alterations and Utility Installations. Tenant shall provide Landlord with written evidence that such insurance is in force.

                (b) NO REPRESENTATION OF ADEQUATE COVERAGE. Landlord makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Tenant's property, business operations or obligations under this Lease.

        8.5. INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Tenant shall not do or permit to be done anything which invalidates the required insurance policies. Tenant shall, prior to the Commencement Date, deliver to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to reduction except after thirty (30) days prior written notice to Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord within thirty (30) days following receipt of written demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to satisfy the requirements of Paragraphs 8.2(a), 8.3 and 8.4 above if Tenant insures against such liability and insures Tenant's personal property, Trade Fixtures and Tenant Owned Alterations and Utility Installations in the amounts required under such provisions under blanket insurance policies issued to Tenant, provided that Landlord is named as an additional insured or loss payee, as the case may be, under such blanket policies, and provided that coverage allocated to the Premises under such blanket policies is equal to or greater than the coverage required under such provisions.

        8.6. WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Tenant and Landlord each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance is not invalidated thereby.

        8.7. INDEMNITY. Except for the gross negligence or willful misconduct of Landlord, its agents and employees, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its agents, Landlord's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, costs, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Tenant. If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall upon notice defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be defended or indemnified. Landlord shall indemnify, protect, defend and hold harmless Tenant and its agents, partners and lenders from against any and all claims, damages, liens, judgments, penalties, attorneys' fees and consultants' fees, expenses and/or liabilities caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

        8.8. EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Tenant, Tenant's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places (unless caused by the gross negligence or willful misconduct of Landlord, its agents or employees). Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord. Notwithstanding Landlord's negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant's business or for any loss of income or profit therefrom.

9.      DAMAGE OR DESTRUCTION.

        9.1. DEFINITIONS.

                (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage. is Partial or Total.

                (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Tenant Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), and for which the insurance proceeds made available to Landlord shall be sufficient to enable Landlord to fully repair and restore the improvements on the Premises to their condition prior to the occurrence of such damage or destruction.

                (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

                (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

        9.2. PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's expense, repair such damage, including, without limitation, any Alterations and Utility Installations that Landlord has elected to own in accordance with Landlord's rights under this Lease (but not Tenant's Trade Fixtures or Tenant Owned Alterations and Utility Installations) as soon as reasonably possible to the extent of the insurance proceeds received by Landlord therefor (except as to the deductible which is Tenant's responsibility) and this Lease shall continue in full force and effect; provided, however, that Tenant shall, at Landlord's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Landlord shall make any applicable insurance proceeds available to Tenant on a reasonable basis for that purpose. Tenant shall not be entitled to reimbursement of any funds contributed by Tenant to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

        9.3. PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may either: (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) business days after receipt of the termination notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage without reimbursement from Landlord. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

        9.4. TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord's damages from Tenant, except as provided in Paragraph 8.6.

        9.5. DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds three
(3) months Base

Rent, whether or not an Insured Loss, Landlord may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Tenant within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend this Lease or to purchase the Premises, then Tenant may preserve this Lease by, (a) exercising such option and
(b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Tenant's receipt of Landlord's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Tenant's option shall be extinguished.

        9.6. ABATEMENT OF RENT. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Tenant is not responsible under this Lease, the Rent payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Tenant hereunder shall be performed by Tenant, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

        9.7. TERMINATION-ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord. Landlord shall, in addition, return to Tenant so much of Tenant's Security Deposit as has not been, or is not then required to be, used by Landlord.

        9.8. WAIVE STATUTES. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.     REAL PROPERTY TAXES.

        10.1. DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Premises, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

        10.2. PAYMENT OF TAXES. Tenant shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Landlord shall use reasonable efforts to furnish Tenant with copies of all Real Property Tax bills promptly following the Landlord's receipt of such tax bills. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Tenant's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment. If Tenant shall fail to pay any required Real Property Taxes, Landlord shall have the right to pay the same, and Tenant shall reimburse Landlord therefor within ten (10) days following receipt of written demand.

        10.3. ADVANCE PAYMENT. In the event Tenant incurs late charges on any Rent payments more than once during the term of the Lease, Landlord may, at Landlord's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Landlord by Tenant, either: (I) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Landlord elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Landlord is insufficient to pay such Real Property Taxes when due, Tenant shall pay Landlord, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Landlord under this Paragraph may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a Breach, then any balance of funds paid to Landlord under the provisions of this Paragraph. may at the option of Landlord, be treated as a, or an additional, Security Deposit.

        10.4. JOINT ASSESSMENT. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

        10.5. PERSONAL PROPERTY TAXES. Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon Tenant Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Tenant. When possible, Tenant shall cause such property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant's property within thirty (30) days after receipt of a written statement.

11. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, telephone, trash disposal, janitorial and other utilities and services supplied to the Premises, together with any taxes thereon. Tenant shall pay all other operating expenses of the Premises; provided, however, Tenant shall not be obligated to pay to Landlord or to reimburse Landlord for any property management fees.

12.     ASSIGNMENT AND SUBLETTING.

        12.1. LANDLORD'S CONSENT REQUIRED.

                (a) Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "ASSIGN OR ASSIGNMENT") or sublet all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld.

                (b) The involvement of Tenant or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Tenant's assets occurs, which results or will result in a reduction of the Net Worth of Tenant by an amount greater than twenty-five percent (25%) of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Landlord has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Landlord may withhold its consent. "Net Worth of Tenant" shall mean the net worth of Tenant (excluding any guarantors) established under generally accepted accounting principles.

                (c) Except as permitted under Paragraph 12.5 below, an assignment or subletting without consent shall be a Default curable after notice per Paragraph 13.1 (c).

                (d) Tenant's remedy for any breach of Paragraph 12.1 by Landlord shall be limited to compensatory damages and/or injunctive relief.

        12.2. TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

                (a) Regardless of Landlord's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or subtenant of the obligations of Tenant under this Lease, (ii) release Tenant of any obligations hereunder, or (iii) alter the primary liability of Tenant for the payment of Rent or for the performance of any other obligations to be performed by Tenant.

                (b) Landlord may accept Rent or performance of Tenant's obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for Tenant's Default or Breach.

                (c) Landlord's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

                (d) In the event of any Default or Breach by Tenant, Landlord may proceed directly against Tenant, any Guarantors or anyone else responsible for the performance of Tenant's obligations under this Lease, including any assignee or subtenant, without first exhausting Landlord's remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord.

                (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Landlord's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee not to exceed $1,000, as consideration for Landlord's considering and processing said request. Tenant agrees to provide Landlord with such other or additional information and/or documentation as may be reasonably requested. Landlord shall provide its written response to Tenant's request for consent within fifteen (15) days following Landlord's receipt of Tenant's written request, all required information and the required fee.

                (f) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented to in writing.

        12.3. ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                (a) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rent and other amounts payable under any sublease, and Landlord shall have the right to collect such rent and other amounts and apply the same toward Tenant's obligations under this Lease; provided, however, that until a Breach shall occur, Tenant may collect such rent and other amounts. Landlord shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of any such rent or other amounts, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a Breach exists under this Lease to pay to Landlord all rent and other amounts due and to become due under the sublease. Subtenant shall rely upon any such notice from Landlord and shall pay all rent and other amounts to Landlord without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Tenant to the contrary.

                (b) In the event of a Breach by Tenant, Landlord may, at its option, require subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublandlord under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to such sublandlord or for any prior Defaults or Breaches of such sublandlord.

                (c) Any matter requiring the consent of the sublandlord under a sublease shall also require the consent of Landlord.

                (d) No subtenant shall further assign or sublet all or any part of the Premises without Landlord's prior written consent.

        12.4. EXCESS RENT. In the event that Tenant shall assign this Lease or sublease all or any part of the Premises, and Landlord shall consent to such assignment or sublease, Tenant shall pay to Landlord fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or sublease (less reasonable, bona fide, out-of-pocket leasing commissions payable to a third party in connection with such assignment or sublease, attorneys' fees paid by Tenant in connection with such assignment or sublease and the direct cost of tenant improvements to the Premises paid for by Tenant in connection with such assignment or sublease) whether denominated rent or otherwise, which exceed, in the aggregate, the monthly Base Rent which Tenant is obligated to pay to Landlord under this Lease (prorated as to any sublease to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable by Landlord to Tenant as additional Rent under this Lease, without affecting or reducing any other obligation of Tenant hereunder. At Landlord's request, Tenant shall deliver to Landlord such evidence of the sums or other economic consideration received by Tenant as a result of the assignment or sublease, and the amounts deducted therefrom for purposes of calculating Landlord's share of such sums or other economic consideration, as Landlord shall reasonably require from time to time.


        12.5. PERMITTED TRANSFERS. Notwithstanding the provisions of Paragraphs 12.1(a), 12.2(a)(i), 12.2(e) and 12.3(d) (as to assignments or subleases to Tenant or another permitted transferee) above, provided that Intuit Inc. is the Tenant, Tenant shall have the right to assign this Lease or sublease the Premises to any entity in which Intuit Inc. owns not less than twenty-five percent (25%) of the issuing and outstanding capital stock, partnership interests or membership interests, as applicable; provided, however, that no such assignment or sublease shall release Tenant from any of its obligations under this Lease, or alter, impair or diminish the primary liability of Tenant to pay the Rent and perform all other obligations to be performed by Tenant hereunder. Further, and notwithstanding the provisions of Paragraphs 12.1(a), 12.2(a)(i), 12.2(e) and 12.3(d) (as to assignments or subleases to Tenant or another permitted transferee) above, Tenant shall have the right to assign this Lease or sublease the Premises to any entity into which or with which Tenant is merged or consolidated; provided, however, that no such assignment or sublease shall release Tenant from any of its obligations under this Lease, or alter, impair or diminish the primary liability of Tenant to pay the Rent and perform all other obligations to be performed by the Tenant hereunder if and to the extent Tenant survives as an entity following the merger or consolidation. The provisions of Paragraph 12.4 above shall not apply to any such assignment or sublease under this Paragraph 12.5. Notwithstanding the foregoing, any assignment or sublease described in this Paragraph 12.5 shall not require the consent of Landlord only if the proposed use of the Premises by the proposed assignee or subtenant shall (a) comply with the provisions of Paragraph 6.1 hereof, (b) not increase the likelihood of damage or destruction to the Premises, (c) not materially increase the density of occupancy of the Premises,
(d) not be likely to cause a material increase in the insurance premiums for insurance policies carried by Landlord with respect to the Premises, (e) not result in the use on or about the Premises of any Hazardous Substances not used by Tenant on the Premises in compliance with this Lease or which are in concentrations or amounts materially in excess of the concentrations or amounts of such Hazardous Substances used by Tenant on the Premises in compliance with this Lease, or (f) not otherwise materially adversely impact the Premises or Landlord's interest therein.

13.     DEFAULT; BREACH; REMEDIES.

        13.1. DEFAULT; BREACH. A "Default" is defined as a failure by the Tenant to comply with or perform any of the terms, covenants, conditions or rules under this Lease or the occurrence of any of the other events or conditions described below. A "Breach" is defined as the occurrence of one or more of the following Defaults, and the failure of Tenant to cure such Default within any applicable grace period:

                (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

                (b) The failure of Tenant to make any payment of Rent or any Security Deposit required to be made by Tenant hereunder, whether to Landlord or to a third party, when due; provided, however, that, on not more than two occasions during each year of the term of this Lease, Tenant's failure to make any payment of Rent when due shall not constitute a Breach unless such failure shall continue for more than 15 days following written notice thereof from Landlord.

                (c) The failure by Tenant to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts,
(iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), (viii) reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property; or (ix) any other documentation or information which Landlord may reasonably require of Tenant under the terms of this Lease, where any such failure continues for a period of fifteen (15) days following written notice to Tenant.

                (d) A Default by Tenant as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Tenant's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion within an additional thirty (30) days.

                (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors;
(ii) becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

                (f) The discovery that any financial statement of Tenant or of any Guarantor given to Landlord was materially false at the time delivered to Landlord.

                (g) If the performance of Tenant's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory basis, and Tenant's failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Tenant, equals or exceeds the combined financial resources of Tenant and the Guarantors that existed at the time of execution of this Lease.

        13.2. REMEDIES. If Tenant fails to perform any of its affirmative duties or obligations, within fifteen (15) days after written notice (or in case of an emergency, without notice), Landlord may, at its option, perform such duty or obligation on Tenant's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord shall be due and payable by Tenant within ten (10) days following receipt of an invoice therefor. If more than one check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require future payments to be made by Tenant to be by cashiers check. In the event of a Breach, Landlord may, with or without further notice or demand, and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such Breach:

               (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession to Landlord. In such event Landlord shall be entitled to recover from Tenant:

(i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided;
(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by the Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). The worth at the time of award of the amounts referred to in clauses (i) and (ii) above shall be computed by allowing interest at the rate provided for in Paragraph 13.5 below. Efforts by Landlord to mitigate damages caused by Tenant's Breach of this Lease shall not waive Landlord's right to recover damages under this Paragraph 13. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Landlord shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Landlord may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Tenant under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Tenant to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Landlord to the remedies provided for in this Lease and/or by said statute.

                (b) Continue the Lease and Tenant's right to possession and recover the Rent as it becomes due. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Landlord's interests, shall not constitute a termination of the Tenant's right to possession.

                (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Tenant's right to possession shall not relieve Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Tenant's occupancy of the Premises.

        13.3. LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by any Lender. Accordingly, if any Rent shall not be received by Landlord within ten (10) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to five percent (5%) of each such overdue amount for each month that such amount shall remain unpaid. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Landlord's option, become due and payable quarterly in advance. Notwithstanding anything to the contrary contained in the foregoing provision, on not more than one occasion in any year throughout the term of this Lease, Landlord shall not require that Tenant pay the late charge otherwise payable with respect to an overdue installment or payment of Rent if Tenant shall pay such Rent in full to Landlord within five
(5) days following the date of written notice thereof from Landlord.

        13.4. INTEREST. Any monetary payment due Landlord hereunder, other than late charges, not received by Landlord when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("Interest") charged shall be equal to the prime rate reported in the Wall Street Journal as published closest prior to the date when due plus one percent (1%), but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the late charge provided for in Paragraph 13.3.

        13.5. BREACH BY LANDLORD. Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Paragraph, a reasonable time shall in no event be more than thirty (30) days after receipt by Landlord, and any Lender whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are reasonably required for its performance, then Landlord shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of building area portion of the Premises is taken by Condemnation, Tenant may, at Tenant's option, to be exercised in writing within ten (10) business days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) business days after the condemning authority shall have taken possession), terminate this Lease as of the date the condemning authority takes such possession. If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Tenant shall be entitled to any compensation for Tenant's relocation expenses and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. In the event that this Lease is not terminated by reason of the Condemnation, Landlord shall repair any damage to the Premises caused by such Condemnation to the extent of any condemnation proceeds received by Landlord as severance damages.

15.     BROKERS' FEE.

        15.1. Representations and Indemnities of Broker Relationships. Tenant and Landlord each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Tenant and Landlord do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and attorneys' fees reasonably incurred with respect thereto. Tenant acknowledges that J. Douglas Finney of Landlord is a licensed California real estate broker or sales-person, and that J. Douglas Finney shall have no fiduciary or other obligations to Tenant by reason thereof.

16.     ESTOPPEL CERTIFICATES.

                (a) Each Party (as "Responding Party") shall within fifteen (15) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certificate" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

                (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such fifteen day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Landlord is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

                (c) If Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant and all Guarantors shall deliver to any potential lender or purchaser designated by Landlord such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LANDLORD. The term "Landlord" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Tenant's interest in the prior lease. In the event of a transfer of Landlord's title or interest in the Premises or this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, and the express assumption of Landlord's obligations under this Lease by the transferee, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Landlord. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Landlord under this Lease shall not constitute personal obligations of Landlord, the individual partners of Landlord or its or their individual partners, directors, officers or shareholders, and Tenant shall look to the Premises, and to no other assets of Landlord, for the satisfaction of any liability of Landlord with respect to this Lease, and shall not seek recourse against the individual partners of Landlord, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Landlord and Tenant each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees) of any Broker with respect to negotiation, execution, delivery or performance by either Landlord or Tenant under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.     NOTICES.

        23.1. NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier, including, without limitation, overnight courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice. A copy of all notices to Landlord shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate in writing.

        23.2. DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Landlord of the Default or Breach of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Tenant of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Landlord shall not be a waiver of any Default or Breach by Tenant. Any payment by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.

25. RECORDING. Tenant shall have no right to record any memorandum, short form or other instrument relating to this Lease without Landlord's prior written consent. Upon Landlord's request, Tenant shall execute, acknowledge and deliver to Landlord a memorandum of this Lease for recording purposes.

26. NO RIGHT TO HOLDOVER. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease without Landlord's written consent. In the event that Tenant holds over without Landlord's written consent, then the Base Rent and all other amounts payable by Tenant under this Lease shall be increased to one hundred fifty percent (150%) of the amounts thereof applicable during the month immediately preceding the expiration or termination of this Lease. Nothing contained herein shall be construed as consent by Landlord to any holding over by Tenant. If Tenant shall hold over with Landlord's written consent, than the Base Rent and other amounts payable by Tenant under this Lease shall be increased to one hundred twenty five percent (125%) of the amounts thereof applicable during the month immediately preceding the expiration or termination of this Lease. If upon expiration of the term of this Lease, Tenant shall holdover with Landlord's written consent, and at such time the Parties are negotiating a renewal of the Lease in good faith; then Tenant shall not be obligated to pay the increase in Rent required under the preceding sentence; provided, however, that (a) upon agreement on such renewal, Base Rent and other amounts payable by Tenant under this Lease shall be deemed to have accrued from the date of expiration of the term of this Lease at the new rates agreed upon by the Parties, and Tenant shall promptly pay to Landlord the amount of any shortfall in Rent payments during such period of time, and (b) if Landlord and Tenant shall not agree upon such renewal, Base Rent and other amounts payable by Tenant under this Lease shall be deemed to have accrued from the date of expiration of the term of this Lease at the rate in effect as of the Expiration Date.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Tenant are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.     SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

        30.1. SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Tenant agrees that the holders of any such Security Devices (in this Lease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Subject to the non-disturbance provisions of Paragraph 30.3, Tenant agrees to execute and deliver upon demand such further instruments evidencing such subordination of this Lease and any Option to any Security Device as may be reasonably required by Landlord or any Lender. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Tenant, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

        30.2. ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, but such new owner shall nonetheless be required to perform the obligations of Landlord during the period of such new owner's ownership of the Premises; (ii) be subject to any offsets or defenses which Tenant might have against any prior landlord, or (iii) be bound by prepayment of more than one (1) month's rent.

        30.3. NON-DISTURBANCE. With respect to Security Devices entered into by Landlord after the execution of this Lease, Tenant's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement in a form reasonably acceptable to Tenant, Tenant's acceptance not to be unreasonably withheld (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Tenant's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Tenant is not in Default hereunder and attorns to the record owner of the Premises. Further, within sixty (60) days after the execution of this Lease, Landlord shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises.

        30.4. SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of the Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

32. LANDLORD'S ACCESS; SHOWING PREMISES; REPAIRS. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon not less than 48 hours' advance notice delivered during regular business hours, for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Landlord may deem reasonably necessary. All such activities shall be without abatement of rent or liability to Tenant; provided, however, that Landlord shall use commercially reasonable efforts to minimize interference with the operation of Tenant's business in the Premises. Landlord may at any time place on the Premises any ordinary "For Sale" signs and Landlord may during the last six (6) months of the term hereof place on the Premises any ordinary "For Lease" signs.

33. AUCTIONS. Tenant shall not conduct, nor permit to be conducted, any auction upon the Premises without Landlord's prior written consent. Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Tenant shall not place any sign upon the Premises without Landlord's prior written consent. Notwithstanding the foregoing, Tenant, at its sole cost and expense, shall have the right to install monument and/or building signage identifying its occupancy of the Premises, subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed, and subject to any sign ordinance or other required governmental approvals. All signs must comply with all Applicable Requirements.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Breach by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Landlord may elect to continue any one or all existing subtenancies. Landlord's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

36. CONSENTS. Landlord's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or in response to, a request by Tenant for any Landlord consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Tenant upon receipt of an invoice and supporting documentation therefor; provided, however, that this sentence shall not apply to approvals granted by Landlord in conjunction with Tenant's Work under Paragraph

55.2 below. Landlord's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Tenant of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Landlord at the time of such consent. The failure to specify herein any particular condition to Landlord's consent shall not preclude the imposition by Landlord at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.

37.     GUARANTOR.

        37.1. Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Tenant under this Lease.

        37.2. DEFAULT. It shall constitute a Default of the Tenant if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor's behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. QUIET POSSESSION. Subject to payment by Tenant of the Rent and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession and quiet enjoyment of the Premises during the term hereof as against any parties lawfully claiming under Landlord.

39.     OPTIONS.

        39.1. DEFINITION. "Option" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Tenant has on other property of Landlord; (b) the right of first refusal or first offer to lease either the Premises or other property of Landlord; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Landlord.

        39.2. OPTIONS PERSONAL TO ORIGINAL TENANT. Each Option granted to Tenant in this Lease is personal to the original Tenant and to any permitted transferee under Paragraph 12.5 above, and cannot be assigned or exercised by anyone other than said original Tenant (or permitted transferee) and only while the original Tenant (or permitted transferee) is in full possession of the Premises and, if requested by Landlord, with Tenant certifying that Tenant has no intention of thereafter assigning or subletting.

        39.3. MULTIPLE OPTIONS. In the event that Tenant has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

        39.4. EFFECT OF DEFAULT ON OPTIONS.

                (a) Tenant shall have no right to exercise an Option: (i) during the time Tenant is in Breach of this Lease, or (ii) in the event of any holding over under this Lease without Landlord's written consent following the expiration of the Original Term or any Lease Renewal Term.

                (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

                (c) An Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, Tenant commits a Breach of this Lease.

40. RULES. Tenant agrees that it will observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, and care of the Premises, including the care and cleanliness of the grounds.

41. SECURITY MEASURES. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

43. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

44. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after written request, deliver to the other party satisfactory evidence of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Tenant's obligations or entitlements hereunder, Tenant agrees to make such reasonable, non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of financing or refinancing of the Premises.

48. MULTIPLE PARTIES. If more than one person or entity is named herein as either Landlord or Tenant, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

49. MEDIATION AND ARBITRATION OF DISPUTES. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is not attached to this Lease.

50. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Tenant, at its sole cost and expense, shall be solely responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Premises or to any other portion of the property and/or building of which the Premises are a part, required or reasonably necessary under Applicable Requirements because of (i) the use to which the Premises or any portion thereof is put, or any alterations, additions, improvements, or other work constructed on or about the Premises; (ii) the use to which the Premises or any portion thereof is put (or any alterations, additions, improvements or other work constructed) by any assignee or subtenant under any assignment or sublease; or
(iii) both, including any improvements, alterations or other work required under the Americans

With Disabilities Act of 1990. Compliance with the provisions of this Paragraph shall be a condition of Landlord granting its consent to any assignment or sublease of all or a portion of this Lease and the Premises described in this Lease. Landlord and Cornish & Carey Commercial make no representation or warranty with respect to compliance or noncompliance of the facility or any contemplated use with ADA requirements. Cornish & Carey Commercial recommends that Tenant consult its attorney to determine if this act applies to Tenant and if so the requirements that must be met. The applicability of the act is a legal issue and Cornish & Carey Commercial cannot give Tenant legal advice on such matters.

51. TOXIC CONTAMINATION DISCLOSURE. Landlord and Tenant acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic. Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstance. Cornish & Carey Commercial has recommended, and hereby recommends, that each of the parties have competent professional environmental specialists review the Premises and make recommended tests so that a reasonably informed assessment of these matters can be made by each of the parties. Landlord and Tenant acknowledge that neither Cornish & Carey Commercial nor its agents or salespersons have been retained to investigate or arrange investigation by others, and have not made any recommendations or representations with regard to the presence or absence of Toxics on, in or beneath the Premises. Landlord and Tenant agree that they will rely only on persons who are experts in this field and will obtain such expert advice so each of them will be as fully informed as possible with regards to Toxics in entering into this Agreement.

52. FIRST OPTION TO RENEW. Tenant is given the option to extend the term of this Lease upon all the provisions contained in this Lease, except that the monthly Base Rent shall be equal to ninety-five percent (95%) of the Fair Market Rent (as defined below). The first renewal term shall be for a period of five
(5) years (hereinafter referred to as the "First Renewal Lease Term") following expiration of the Lease term (hereinafter referred to as the "Initial Lease Term"). Tenant may exercise such option by giving written notice of exercise of the option (hereinafter referred to as the "Option Notice") to Landlord at least two hundred ten (210) days, but not more than three hundred sixty five (365) days before the expiration of the Initial Lease Term. Provided that, if there exists a Breach on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if there exists a Breach on the date the First Renewal Lease Term is to commence, the First Renewal Lease Term shall not commence and this Lease shall expire at the end of the Initial Lease term.

As used in this Lease, "Fair Market Rent" shall mean the rental rate then being charged for comparable space in comparable buildings in the Mountain View, California area as of the date of commencement of the First Renewal Lease Term or the Second Renewal Lease Term (as defined below), as applicable, with similar amenities, taking into consideration the size, location, proposed term of the lease, the fact that the Premises have been improved with the Landlord's Work and the Tenant's Work and other relevant factors. Fair Market Rent as so determined shall include then-prevailing annual market increases (if any) for each subsequent year of the First Renewal Lease Term or the Second Renewal Lease Term as applicable.

The parties shall have thirty (30) days after Landlord receives the Option Notice in which to agree on the Fair Market Rent for the First Renewal Lease Term. If the parties agree on the Fair Market Rent for the First Renewal Lease Term during that period, they shall immediately execute an amendment to this Lease stating the monthly Base Rent for the First Renewal Lease Term and the annual market rent increases, if any, for the five (5) year period of the First Renewal Lease Term. If the parties are unable to agree on the Fair Market Rent within that period, then within thirty (30) days after the expiration of that period, each party, at its cost and by giving written notice to the other party, shall appoint a commercial real estate broker/agent from a recognized real estate brokerage firm having offices in Santa Clara County, California (hereinafter referred to as "Agent") with at least ten (10) years full-time commercial real estate brokerage experience in the area in which the Premises are located, to give an opinion of Fair Market Rent and set the monthly Base Rent for the First Renewal Lease Term, and shall give written notice of such selection to the other party specifying therein the name and address of the Agent. If one party does not appoint an Agent within such 30-day period, the single, Agent appointed shall be the sole judge of opinion of Fair Market Rent and shall set the monthly Base Rent for the First Renewal Lease Term. If the two Agents are appointed by the parties as stated in this Paragraph, they shall meet promptly and attempt to set the monthly Base Rent for the First Renewal Lease Term. If they are unable to agree within thin (30) days after the second Agent has been appointed, they shall attempt to elect a third Agent meeting the qualifications stated in this Paragraph within thirty (30) days after the last day the two Agents are given to set the monthly Base Rent. If they are unable to agree on the third Agent, either of the parties to this Lease, by giving fifteen
(15) days written notice to the other party can apply to the then President of the county real estate board of the county in which the Premises are located for the selection of a third Agent who meets the qualifications stated in this Paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third Agent and of paying the third Agent's fee. The third Agent, however selected, shall be a person who has not previously acted in any capacity for either party. Within fifteen (15) days after the selection of the third Agent, a majority of the Agents shall set the monthly Base Rent for the First Renewal Lease Term. If a majority of the Agents are unable to set the monthly Base Rent within the stipulated period of time, the three (3) opinions of Fair Market Rent shall be added together and their total divided by three (3); ninety-five percent (95%) of the resulting quotient shall be the monthly Base Rent for the Premises during the first year of the First Renewal Lease Term. If, however, the low determination of the Fair Market Rent and/or high determination of Fair Market Rent are more than ten percent (10%) lower and/or higher than the middle determination, any such low determination and/or high determination shall be disregarded. If only one determination is more than ten percent (10%) above or below the middle determination, such that only one determination needs to be disregarded, the remaining two determinations shall be added together and their total divided by two; the resulting quotient shall be the Fair Market Rent. If both the low determination and the high determination are disregarded, then the middle determination shall be used to establish the Monthly Base Rent for the Premises during the first year of the First Renewal Lease Term. The annual market rate increases to be applicable following the first year of the First Rental Lease Term, if any, shall be calculated in a like manner as the Fair Market Rent if the Agents are not able to agree upon their respective amounts.

53. SECOND OPTION TO RENEW. Tenant is given the second option to extend the term of this Lease upon all the provisions contained in this Lease, except that the monthly Base Rent shall be equal to ninety-five percent (95%) of the Fair Market Rent (as defined above). The second renewal term shall be for a period of five (5) years (hereinafter referred to as the "Second Renewal Lease Term") following expiration of the First Renewal Lease Term. Tenant may exercise such option by giving written notice of exercise of the option (hereinafter referred to as the "Option Notice") to Landlord at least two hundred ten (210) days, but not more than three hundred sixty five (365) days before the expiration of the First Renewal Lease Term. Provided that, if there exists a Breach on the date of giving the Option Notice, the Option Notice shall be totally ineffective, or if there exists a Breach on the date the Second Renewal Lease Term is to commence, the Second Renewal Lease Term shall not commence and this Lease shall expire at the end of the First Renewal Lease Term.

The monthly Base Rent applicable during the first year of the Second Renewal Lease Term, and the annual market increases in monthly Base Rent applicable during the Second Renewal Lease Term, shall be determined in accordance with the procedure set forth in Paragraph 52 above.

54. PARKING. Tenant shall have the exclusive right to use all parking spaces located on the Premises for the purpose of parking automobiles by Tenant, its employees, agents and invitees. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have no obligation to monitor the use of any of the parking areas located on the Premises or otherwise to take any measures to prohibit any unauthorized use thereof by any other parties.

55.     LANDLORD'S, TENANT'S WORK.

        55.1. LANDLORD'S WORK.

                On or before the Commencement Date, Landlord, at its sole cost and expense, shall (a) cause the existing shed/small building (including foundation) located on the parking areas of the Premises to be removed, (b) cause all of such parking areas to be slurried, striped and otherwise in good repair, and (c) repair the parking area at the rear of the building that is damaged because of the trash container.

        55.2. TENANT'S WORK. In order to prepare the Premises for Tenant's occupancy thereof, Tenant, at its sole cost and expense, shall perform the following alterations, additions, improvements and other work on the Premises: replacement of the roof of the Premises; replacement of the HVAC system in the Premises; replacement of the existing restroom with a new restroom, including showers; renovation of the interior of the Premises to Tenant's specifications, as approved by Landlord; renovation and/or replacement of the operating systems in the Premises; seismic upgrades (limited to wall-to-roof anchors); installation of carpeting, tile and new offices; and other interior improvements to Tenant's specifications, as approved by Landlord (collectively "Tenant's Work"). Tenant shall cause the Tenant's Work to be completed to Landlord's reasonable satisfaction. Prior to commencing Tenant's Work, Tenant shall obtain Landlord's prior written consent (not to be unreasonably withheld or delayed) to plans and specifications for the Tenant's Work (which shall include a detail of all finishes), the contractor performing the Tenant's Work and the schedule for performing Tenant's Work, and Tenant shall also provide Landlord with copies of any required building or other permits of governmental authorities and evidence of the contractor's insurance coverage acceptable to Landlord. Tenant shall not be obligated to provided any performance and/or payment bonds with respect to the Tenant's Work, and the Landlord shall impose no construction management fees in connection with Tenant's performance of Tenant's Work. Tenant's Work shall be completed by Tenant in accordance with the plans and specifications therefor approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all applicable statutes, ordinances, rules and regulations of governmental authorities having jurisdiction thereof, and shall be subject to supervision by Landlord. If the performance of Tenant's Work shall trigger any code upgrades to any portion of the Premises or otherwise obligate the Landlord and/or Tenant to make any alterations, additions or improvements to any portion of the Premises, including, without limitation, under the Americans with Disabilities Act, Title 24 or any laws relating to seismic safety, all such upgrades, alterations, additions or improvements shall be made by Tenant at its sole cost and expense. Landlord shall have the right to post on the Premises any notices of nonresponsibility and other notices that Landlord may deem appropriate for the protection of Landlord's interest in connection with Tenant's performance of the Tenant's Work. Tenant shall provide Landlord with one set of as-built drawings of the Tenant's Work and one set of construction drawings based on the final build-out of Tenant's Work.

56. FINANCIAL STATEMENTS. Wherever, in this Lease, Tenant is required to provide Landlord with copies of Tenant's "audited financial statements", Landlord shall accept a copy of Tenant's most recent annual report.

57. AREA OF PREMISES. The rentable square footage of the Premises set forth in Paragraph 1.2 above has been calculated by measuring to the exterior surface of the outside walls of the Premises, with no deductions for any interior portions of the Premises.

58. REPORTS. If Sun Microsystems shall cause to be prepared any reports relating to the Premises in connection with its vacation of the Premises, and if Sun Microsystems shall provide promptly copies of such reports to Landlord, Landlord shall provide copies of such reports to Tenant. Landlord shall reasonably cooperate with Tenant in Tenant's preparation of a Phase I environmental assessment of the Premises prior to the Early Possession Date. Any entries onto the Premises by Tenant, its employees, agents and contractors, for such purposes shall be subject to the rights of Sun Microsystems under its lease of the Premises, and shall also be subject to the provisions of Paragraph 8.7 of this Lease. Tenant shall have no right to conduct any invasive environmental testing, including, without limitation, taking any soils or groundwater samples, without Landlord's prior written consent.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

  1.    SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS
        LEASE.

  2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR TENANT'S INTENDED USE.

The parties hereto have executed this Lease as of the date first above written.


LANDLORD:

LANDLORD'S ADDRESS:
                                                  /s/ J. DOUGLAS FINNEY
                                                  ------------------------------
J. Douglas Finney                                 J. DOUGLAS FINNEY
400 Sand Hill Road
Menlo Park, CA 94025


                                                  /s/ CLAY DELSECCO
                                                  ------------------------------
Clay DelSecco                                     CLAY DELSECCO, TRUSTEE
7 Betty Lane
Atherton, CA 94027

                                                  /s/ CAROL DELSECCO
                                                  ------------------------------
                                                  CAROL DELSECCO, TRUSTEE


                                                  /s/ JAMES SAMMET
                                                  ------------------------------
James Sammet                                      JAMES SAMMET, TRUSTEE
179 Starfish Court
Marina, CA 93933


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

TENANT:                                           INTUIT INC.,
                                                  a Delaware corporation
TENANT'S ADDRESS:

Intuit Inc.
2632 Marine Way                                   By: /s/ [SIGNATURE ILLEGIBLE]
Mountain View, CA 94043                               --------------------------
Attn: Real Estate Manager                           Title: Chief Financial
                                                           Officer and
                                                           Senior Vice President
With a copy to:

Intuit Inc.
2550 Garcia Avenue, 2nd Floor                            APPROVED
Mountain View, CA 94043                                  Intuit Legal Dept.
Attn: Vice President of Finance and                      Date March 29, 1999
      Corporate Services                                      ------------------
Fax: (650) 944-5499                                      By /s/ Beverly Bellows
                                                           ---------------------

And with a copy to:

Intuit Inc.
2550 Garcia Avenue, 2nd Floor
Mountain View, CA 94043
Attn: General Counsel
Fax: (650) 944-6622




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